FOR IMMEDIATE RELEASE

Contacts:  Lisa Garber                      David Ringler
           Corporate Communications         Investor Relations
           Lam Research Corporation         Lam Research Corporation
           Phone:  510/572-4538             Phone:  510/572-6848
           Fax:    510/572-2935             Fax:    510/572-6454
           e-mail: lisa.garber@lamrc.com    e-mail: david.ringler@lamrc.com


Agency:   Michelle Boni
          The Benjamin Group
          Phone:  408/559-6090
          Fax:    408/559-6188
          e-mail:  mboni@sv.tbgi.com


LAM RESEARCH COMPLETES ACQUISITION OF ONTRAK SYSTEMS


FREMONT and SAN JOSE, Calif. - August 5, 1997 - Lam Research Corporation (Nasdaq: LRCX), a leading global supplier of wafer processing systems used to manufacture semiconductor integrated circuits and flat panel displays today announced the completion of its acquisition of OnTrak Systems, Inc. (Nasdaq:
ONTK), the leading supplier of chemical mechanical planarization (CMP) cleaning systems to the semiconductor industry.

The combination of Lam and OnTrak Systems establishes Lam as a major participant in CMP, the fastest growing segment of the $21 billion global semiconductor equipment industry, according to market research firm Dataquest.


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LAM RESEARCH COMPLETES ACQUISITION OF ONTRAK SYSTEMS                 PAGE 2


The acquisition was structured as a tax-free pooling of interests whereby, under the terms of a definitive agreement executed on March 24, 1997, each of the outstanding shares and options of OnTrak Systems were converted into the right to receive 0.83 shares (or options in the case of OnTrak options) of Lam stock. Lam and OnTrak stockholders approved the transaction at special meetings of the companies held today.

Effective tomorrow, August 6, 1997, James W. Bagley, OnTrak's chairman and chief executive officer, will become Lam's chief executive officer. Mr. Bagley will join Roger Emerick, Lam's Chairman of the Board, in the newly created Office of the Chairman.

Lam's Board of Directors was expanded from five to seven members upon completion of the merger with the addition of Mr. Bagley and Richard J. Elkus, Jr., who also served as a member of the OnTrak Board of Directors.

"The addition of OnTrak Systems to Lam completes an important phase in our long-term strategy for growing our business and adding value for our customers, shareholders and employees," said Roger Emerick, Chairman of the Board for Lam. "OnTrak's complementary technologies and products, backed by a top-notch work force, allow Lam to expand our integrated process offerings for customers. We are equally pleased to welcome Jim Bagley as our new CEO. As Lam enters a new era of growth, Jim's vision, team-building leadership and operational expertise will be integral to our success," said Mr. Emerick.

"I look forward to working closely with Lam's management team," said James W. Bagley, Lam's chief executive officer. "The company has recently begun to focus on improving its business processes and operating performance. I believe these are the right priorities for the near term and my first order of business will be to see that these efforts continue to be implemented effectively throughout the organization," Mr. Bagley concluded.

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LAM RESEARCH COMPLETES ACQUISITION OF ONTRAK SYSTEMS                  PAGE  3

LAM RESEARCH CORPORATION is a leading supplier of manufacturing equipment and services to the world's semiconductor and flat panel display industries. The company's broad product portfolio is focused on providing process solutions for dry etch, chemical vapor deposition (CVD) and chemical mechanical planarization
(CMP), three essential steps in the fabrication of integrated circuits. Founded in 1980, Lam makes its headquarters in Fremont, California, and maintains customer support centers throughout the United States, Europe, Japan, and the Asia/Pacific region to support its growing customer base. Lam acquired OnTrak Systems, Inc., the leader in CMP cleaning technology, in August 1997. The company's common stock trades on the Nasdaq National Market under the symbol LRCX. Lam's World Wide Web address is http://www.lamrc.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995:
Except for historical information, this press release contains certain forward-looking statements, including, but not limited to, the direction of the semiconductor equipment market, customer acceptance of and orders for Lam tools, Lam's acquisition of OnTrak Systems, Inc., the effect of the acquisition on Lam's management structure and Lam's growth and profitability. These statements are subject to various risks and uncertainties that could cause results to differ materially, including but not limited to a continued downturn in the semiconductor industry, competition, additional or continued difficulties arising out of Lam's product shift or operational inefficiencies and other risks detailed from time to time in the company's SEC reports, including the report on Form 10-Q for the quarter ended March 31, 1997 and the Form S-4 filed on July 1, 1997. The company assumes no obligation to update the information in this release.


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